Nasdaq National Market Listing Agreement

(This form is to be filed by issuers seeking initial inclusion or by current Nasdaq National Market issuers who have changed their name.)

Colonial Data Technologies Corp. (the "Company") in consideration of the designation of its securities as Nasdaq National Market securities hereby agrees with The Nasdaq Stock Market, Inc. that:

1. The Company certifies that it understands and agrees to abide by the eligibility criteria for Nasdaq National Market issuers contained in the NASD By-Laws as they may be amended from time to time.

2. The Company agrees that it shall notify Nasdaq in writing of any corporate action or other event which shall cause the Company to case to be in compliance with the Nasdaq National Market eligibility requirements within thirty (30) days of such act or event.

3. The Company shall comply with such laws, statutes, rules, regulations, policies, and procedures applicable to Nasdaq
National Market issuers, including but not limited to, those set forth in Paragraph 1 above, as they are now in effect and as they may be amended from time to time.

4. The Company understands that Nasdaq may remove its securities from the Nasdaq National Market, pursuant to applicable procedures, if it fails to meet one or more requirements of Paragraphs 1-3, of this agreement.

5. The Company understands that if an exception to any of the provisions of this agreement has been granted by a committee of either the NASD or of The Nasdaq Stock Market, Inc., such exception shall, during the time it is in effect, supersede any conflicting provision of this agreement.

Nasdaq Warranties; Disclaimers of Warranties. For any goods or services provided to Company, Nasdaq shall endeavor to provide them in a good and workmanlike manner. BEYOND THE WARRANTIES STATED IN THIS SECTION, THERE ARE NO OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, THE IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE).

LIMITATION OF LIABILITY.   (1) IN NO EVENT WILL NASDAQ OR ANY
AFFILIATE ("CORPORATIONS") BE LIABLE FOR TRADING LOSSES, LOSS OF PROFITS, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, OR INCIDENTAL LOSS OR DAMAGE, EVEN IF THE CORPORATIONS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
     (2) IF THE CORPORATIONS ARE HELD LIABLE, THE LIABILITY OF THE CORPORATIONS IS LIMITED:
          (A) FOR GOODS AND SERVICES FOR WHICH THE COMPANY IS SPECIFICALLY CHARGED, TO THE AMOUNT PAID BY COMPANY FOR THOSE GOODS OR SERVICES DURING THE TWELVE MONTHS PRECEDING THE ACCRUAL OF THE CLAIM; AND
          (B) IN ALL OTHER INSTANCES, TO THE AMOUNT OF THE ANNUAL LISTING FEE PAID BY COMPANY DURING THE TWELVE MONTHS PRECEDING THE ACCRUAL OF THE CLAIM.
     (3) FOR GOODS AND SERVICES PROVIDED UNDER A SEPARATE WRITTEN AGREEMENT, THE LIMITATION OF LIABILITY PROVISIONS IN THAT AGREEMENT SHALL GOVERN ANY CLAIMS RELATING TO OR ARISING FROM
THE PROVISION OF THOSE GOODS AND SERVICES.
     (4) THIS SUBSECTION SHALL NOT RELIEVE THE CORPORATIONS FROM LIABILITY FOR DAMAGES THAT RESULT FROM THEIR OWN GROSS NEGLIGENCE OR WILLFUL TORTIOUS MISCONDUCT, OR FROM PERSONAL INJURY OR WRONGFUL DEATH CLAIMS.
     (5) THE CORPORATIONS SHALL NOT BE LIABLE FOR ANY THIRD PARTIES' GOODS OR SERVICES.
     (6) THE COMPANY AGREES THAT THESE TERMS REFLECT A REASONABLE ALLOCATION OF RISK AND LIMITATION OF LIABILITY.

As an officer of the Company, I am authorized to execute this agreement on the Company's behalf.

SIGNATURE

NAME                WALTER M. FIEDEROWICZ

TITLE               Chairman

DATE                January 26, 1996


          CORPORATE SEAL
          (Optional)


Accepted at Washington, DC, The Nasdaq Stock Market, Inc.

SIGNATURE

NAME

TITLE

DATE

A countersigned copy of the Nasdaq National Market Listing
Agreement is available to the issuer or the issuer's counsel upon written request to The Nasdaq Stock Market, Inc., Business
Development, 1735 K Street, NW, Washington, DC 20006-1500.